Exhibit 99.1

LIMITED BRANDS REPORTS SECOND QUARTER 2013 EARNINGS

- PROVIDES THIRD QUARTER AND RAISES FULL
YEAR 2013 EARNINGS GUIDANCE -

Columbus, Ohio, Aug. 21, 2013 - Limited Brands, Inc. (now known as L Brands, Inc.) (NYSE: LTD) today reported 2013 second quarter results.

Second Quarter Results
Earnings per share for the second quarter ended Aug. 3, 2013, increased 22% to $0.61 compared to adjusted earnings per share of $0.50 for the quarter ended July 28, 2012. Second quarter operating income was $357.8 million compared to an adjusted $308.9 million last year, and net income was $178.9 million compared to an adjusted $147.2 million last year. Adjusted results exclude one significant item as detailed below:

•	In 2012: A pre-tax charge of $3.6 million, or $0.01 per share, related to La Senza store closures.

Including the significant item above, reported 2012 second quarter earnings per share were $0.49; operating income was $305.3 million; and net income was $143.6 million.

The company reported net sales of $2.516 billion for the 13 weeks ended Aug. 3, 2013, an increase of 5 percent compared to sales of $2.399 billion for the 13 weeks ended July 28, 2012. The company reported a comparable store sales increase of 2 percent for the 13 weeks ended Aug. 3, 2013, compared to the 13 weeks ended Aug. 4, 2012.

At the conclusion of this press release is a reconciliation of reported to adjusted results.

2013 Outlook
The company stated that it expects 2013 third quarter earnings per share to be $0.23 to $0.28.

For 2013, the company expects earnings per share of $3.06 to $3.21 versus its previous guidance of $2.95 to $3.15.

Earnings Call Information
Limited Brands will conduct its second quarter earnings call at 9 a.m. Eastern on Thursday, Aug. 22. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-NEWS-LTD (international replay number: 1-706-902-3452) or log onto www.Limitedbrands.com. Additional second quarter financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria's Secret, Pink, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,629 specialty stores in the United States and its brands are sold in more than 700 company-operated and franchised additional locations world-wide. The company's products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the second quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the second quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent licensees and franchisees;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	the disruption of production or distribution by labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the second quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2012 Annual Report on Form 10-K.

For further information, please contact:

Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED AUGUST 3, 2013 AND JULY 28, 2012
(Unaudited)
(In thousands except per share amounts)

	2013	2012
Net Sales	$2,515,953	$2,399,095
Cost of Goods Sold, Buying and Occupancy	(1,527,328)	(1,456,621)
Gross Profit	988,625	942,474
General, Administrative and Store Operating Expenses	(630,819)	(637,136)
Operating Income	357,806	305,338
Interest Expense	(75,968)	(79,526)
Other Income	1,016	3,747

Income Before Income Taxes	282,854	229,559
Provision for Income Taxes	103,940	85,910

Net Income	$178,914	$143,649

Net Income Per Diluted Share	$0.61	$0.49

Weighted Average Shares Outstanding	295,473	296,030

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED AUGUST 3, 2013 AND JULY 28, 2012
(Unaudited)
(In thousands except per share amounts)

	2013	2012

	Reported	Reported	Adjustments	Adjusted
Net Sales	$2,515,953	$2,399,095	$—	$2,399,095
Cost of Goods Sold, Buying & Occupancy	(1,527,328)	(1,456,621)	2,800	(1,453,821)
Gross Profit	988,625	942,474	2,800	945,274
General, Administrative and Store Operating Expenses	(630,819)	(637,136)	800	(636,336)
Operating Income	357,806	305,338	3,600	308,938
Interest Expense	(75,968)	(79,526)	—	(79,526)
Other Income	1,016	3,747	—	3,747

Income Before Income Taxes	282,854	229,559	3,600	233,159
Provision for Income Taxes	103,940	85,910	—	85,910

Net Income	$178,914	$143,649	$3,600	$147,249

Net Income Per Diluted Share	$0.61	$0.49		$0.50

Weighted Average Shares Outstanding	295,473	296,030		296,030

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
TWENTY SIX WEEKS ENDED AUGUST 3, 2013 AND JULY 28, 2012
(Unaudited)
(In thousands except per share amounts)

	2013	2012
Net Sales	$4,783,910	$4,552,879
Cost of Goods Sold, Buying and Occupancy	(2,853,873)	(2,708,442)
Gross Profit	1,930,037	1,844,437
General, Administrative and Store Operating Expenses	(1,261,050)	(1,245,873)
Operating Income	668,987	598,564
Interest Expense	(155,341)	(157,318)
Other Income	4,005	1,438

Income Before Income Taxes	517,651	442,684
Provision for Income Taxes	196,234	174,477

Net Income	$321,417	$268,207

Net Income Per Diluted Share	$1.09	$0.90

Weighted Average Shares Outstanding	295,329	298,634

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
TWENTY SIX WEEKS ENDED AUGUST 3, 2013 AND JULY 28, 2012
(Unaudited)
(In thousands except per share amounts)

	2013	2012

	Reported	Reported	Adjustments	Adjusted
Net Sales	$4,783,910	$4,552,879	$—	$4,552,879
Cost of Goods Sold, Buying & Occupancy	(2,853,873)	(2,708,442)	2,800	(2,705,642)
Gross Profit	1,930,037	1,844,437	2,800	1,847,237
General, Administrative and Store Operating Expenses	(1,261,050)	(1,245,873)	800	(1,245,073)
Operating Income	668,987	598,564	3,600	602,164
Interest Expense	(155,341)	(157,318)	—	(157,318)
Other Income	4,005	1,438	—	1,438

Income Before Income Taxes	517,651	442,684	3,600	446,284
Provision for Income Taxes	196,234	174,477	—	174,477

Net Income	$321,417	$268,207	$3,600	$271,807

Net Income Per Diluted Share	$1.09	$0.90		$0.91

Weighted Average Shares Outstanding	295,329	298,634		298,634

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

LIMITED BRANDS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND
RECONCILIATION OF ADJUSTED RESULTS
(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2013

In both the first and second quarter of 2013, there were no adjustments to results.

Fiscal 2012

In the second quarter of 2012, adjusted results exclude the following:

•	$3.6 million ($3.6 million net of tax) of store closure costs at La Senza.

In the first quarter of 2012, there were no adjustments to results.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company's definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company's historical financial statements and notes thereto contained in the Company's quarterly reports on Form 10-Q and annual report on Form 10-K.